THE ALGER FUND
                          (HEREAFTER "THE ALGER FUNDS")

      The undersigned, being the Secretary of The Alger Fund (the "TRUST"), a Trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 9.3 of the Amended and Restated Agreement and Declaration of Trust dated February 18, 1997, as amended (hereinafter, as so amended, referred to as the "DECLARATION OF TRUST"), and the affirmative vote of a Majority of the Trustees at a meeting duly called and held on February 24, 2004, the Declaration of Trust is amended as follows:

      1. Section 1.1 of the Declaration of Trust is hereby amended to change the name of the Trust to "The Alger Funds."

      2. The names of the Portfolios established by Section 6.1 of the Declaration of Trust and by the Certificates of Designation filed April 30, 2002 and May 8, 2002, are hereby amended to be as follows:

            Alger SmallCap Growth Fund
            Alger MidCap Growth Fund
            Alger LargeCap Growth Fund
            Alger Capital Appreciation Fund
            Alger Balanced Fund
            Alger SmallCap and MidCap Growth Fund
            Alger Health Sciences Fund
            Alger Money Market Fund

      IN WITNESS WHEREOF, the undersigned has set her hand and seal this 24th day of February, 2004.


                                                /s/ DOROTHY G. SANDERS
                                                ----------------------
                                                Dorothy G. Sanders
                                                Secretary

                                 ACKNOWLEDGEMENT

State of New York          }
                           }  ss.
County of New York         }                                   February 24, 2004

      Then personally appeared the above, Dorothy G. Sanders, and acknowledged the foregoing instrument to be her free act and deed before me,


                                                /s/ ERIC SANDERS
                                                ----------------
                                                Notary Public
                                                My Commission Expires:

ERIC SANDERS
Notary Public, State of New York
No. 02SA5059856
Qualified in New York County
Commission Expires May 6, 2006